BERNSTEIN FUND, INC.

ARTICLES SUPPLEMENTARY

Bernstein Fund, Inc., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation that:

1.	The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

2.	The number of authorized shares of common stock, par value $0.0001 per share, of the Corporation (the “Common Stock”) is currently 27,000,000 shares, having an aggregate par value of $2,700. The number of authorized shares of Common Stock is increased hereby by 26,973,000,000 shares to 27,000,000,000 shares, having an aggregate par value of $2,700,000.

3.	The additional 26,973,000,000 shares of Common Stock authorized in these Articles Supplementary are hereby classified as additional shares of the series and classes set forth below:

Name of Series	International Small Cap Portfolio	International Strategic Equities Portfolio	Small Cap Core Portfolio
Class SCB Common Stock	999,000,000	999,000,000	999,000,000
Class A Common Stock	999,000,000	999,000,000	999,000,000
Class B Common Stock	999,000,000	999,000,000	999,000,000
Class C Common Stock	999,000,000	999,000,000	999,000,000
Advisor Class Common Stock	999,000,000	999,000,000	999,000,000
Class R Common Stock	999,000,000	999,000,000	999,000,000
Class K Common Stock	999,000,000	999,000,000	999,000,000
Class I Common Stock	999,000,000	999,000,000	999,000,000
Class Z Common Stock	999,000,000	999,000,000	999,000,000

4.	The shares classified as set forth in paragraph 3 above shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of the applicable series and class as set forth in the charter of the Corporation (the “Charter”).

5.	The number of authorized shares of Common Stock of all series and classes of the Corporation immediately prior to these Articles Supplementary becoming effective was 27,000,000 shares, classified as follows:

Name of Series	International Small Cap Portfolio	International Strategic Equities Portfolio	Small Cap Core Portfolio
Class SCB Common Stock	1,000,000	1,000,000	1,000,000
Class A Common Stock	1,000,000	1,000,000	1,000,000
Class B Common Stock	1,000,000	1,000,000	1,000,000
Class C Common Stock	1,000,000	1,000,000	1,000,000
Advisor Class Common Stock	1,000,000	1,000,000	1,000,000
Class R Common Stock	1,000,000	1,000,000	1,000,000
Class K Common Stock	1,000,000	1,000,000	1,000,000
Class I Common Stock	1,000,000	1,000,000	1,000,000
Class Z Common Stock	1,000,000	1,000,000	1,000,000

(b)     Upon these Articles Supplementary becoming effective, the number of authorized shares of Common Stock of all series and classes of the Corporation is 27,000,000,000 shares, classified as follows:

Name of Series	International Small Cap Portfolio	International Strategic Equities Portfolio	Small Cap Core Portfolio
Class SCB Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class A Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class B Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class C Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Advisor Class Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class R Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class K Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class I Common Stock	1,000,000,000	1,000,000,000	1,000,000,000
Class Z Common Stock	1,000,000,000	1,000,000,000	1,000,000,000

6.	The Board of Directors of the Corporation increased the total number of authorized shares of Common Stock pursuant to Section 2-105(c) of the Maryland General Corporation Law and classified the additional shares of Common Stock under the authority contained in the Charter.

The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Assistant Secretary as of this 25th day of February, 2016.

ATTEST:	BERNSTEIN FUND, INC.

/s/ Nancy E. Hay	By:	/s/ Seth Masters
Nancy E. Hay		Seth Masters
Assistant Secretary		President

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